Exhibit 10.1

SUPPORT AGREEMENT

SUPPORT AGREEMENT (this “Agreement”), dated as of January 10, 2006, between Regis Corporation, a Minnesota corporation (“Regis”), and the Persons whose names are set forth on the signature pages hereto under the caption “Stockholders” (each individually a “Stockholder” and, collectively, the “Stockholders”).

WITNESSETH:

WHEREAS, concurrently herewith, Alberto-Culver Company, a Delaware corporation (“Alberto-Culver”), Sally Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Alberto-Culver (“Spinco”), Regis, Roger Merger Inc., a Delaware corporation (“Merger Sub”), and Roger Merger Subco LLC, a Delaware limited liability company (“Subco”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended in accordance with its terms, the “Merger Agreement”) (All capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Merger Agreement);

WHEREAS, concurrently herewith, Alberto-Culver and Spinco are entering into a Separation Agreement dated as of the date hereof (as amended in accordance with its terms, the “Separation Agreement”);

WHEREAS, the Merger Agreement and Separation Agreement provide for the distribution of the shares of Spinco to the stockholders of Alberto-Culver, followed by the merger of Merger Sub with and into Spinco (the “Merger”) and the merger of the surviving corporation of the Merger with and into Subco, all upon the terms and subject to the conditions set forth therein;

WHEREAS, the Stockholders own, beneficially or of record, the aggregate number of shares of Alberto-Culver Common Stock set forth on Exhibit A hereto (such shares of Alberto-Culver Common Stock and any other shares of Alberto-Culver Common Stock of which the Stockholders acquire beneficial or record ownership after the date hereof and during the term of this Agreement are, for so long as such shares are owned by a Stockholder, collectively referred to herein as the “Subject Shares”); and

WHEREAS, as a condition to the willingness of Regis to enter into the Merger Agreement, Regis has required that the Stockholders enter into this Agreement.

NOW, THEREFORE, to induce Regis to enter into, and in consideration of Regis’ entering into, the Merger Agreement, the parties agree as follows:

ARTICLE I

Covenants of the Stockholders

Section 1.01           Voting of Subject Shares. Until the termination of this Agreement in accordance with Section 4.01, each Stockholder agrees as follows:

(a)           At any meeting (whether annual or special, and whether or not a reconvened or adjourned meeting) of stockholders of Alberto-Culver, however called, to vote upon the Alberto-Culver Transaction Approval or any other transaction contemplated by the Merger Agreement, or in any other circumstances in which a vote or other approval with respect to the Alberto-Culver Transaction Approval or any other transaction contemplated thereby is sought, each Stockholder shall vote all of its Subject Shares in favor of the Alberto-Culver Transaction Approval and any other transaction contemplated by the Merger Agreement, as applicable, and shall vote all of its Subject Shares in favor of any other actions presented to stockholders of Alberto-Culver that are necessary or desirable in furtherance of the Alberto-Culver Transaction Approval or any other transactions contemplated by the Merger Agreement.  The agreements set forth in the immediately preceding sentence shall equally apply if such approvals are sought by the solicitation of written consents.

(b)           At any meeting of stockholders of Alberto-Culver (including a reconvened or adjourned meeting) or in any other circumstances in which the Stockholders’ vote, consent or other approval is sought, each Stockholder shall vote all of its Subject Shares against (i) any Alberto-Culver Acquisition Proposal; or (ii) any amendment of Alberto-Culver’s certificate of incorporation or bylaws that is prohibited by the Merger Agreement or any other proposal, action or transaction involving Alberto-Culver or any of its Subsidiaries, which amendment or other proposal, action or transaction would reasonably be expected to in any manner impede, frustrate, prevent or nullify the Merger Agreement, the Alberto-Culver Transaction Approval, the Merger or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of Alberto-Culver capital stock.  Each Stockholder further agrees not to commit or agree to take any action inconsistent with the foregoing.

(c)           Notwithstanding anything to the contrary contained herein, if (i) the Board of Directors of Alberto-Culver shall not have made the Alberto-Culver Recommendation or (ii) the Board of Directors of Alberto-Culver or a committee thereof shall have made a Change in the Alberto-Culver Recommendation (or resolved or publicly proposed to take any such action described in clause (i) or (ii) of this paragraph), the obligations of the Stockholders under Sections 1.01(a) and (b) shall be suspended until such time, if any, as the Board of Directors of Alberto-Culver makes the Alberto-Culver Recommendation or reinstates the Alberto-Culver Recommendation, as the case may be, and, while such obligations are suspended, the Stockholders are not bound by such obligations and may take actions that are inconsistent therewith.

Section 1.02           Restrictions on Voting Arrangements and Transfer.  From and after the date hereof and until the termination of this Agreement pursuant to Section 4.01, each Stockholder agrees that it will not (a) deposit any of its Subject Shares into a voting trust, grant any proxies, enter into any voting arrangement or understanding, whether by proxy, voting agreement or otherwise, with respect to its Subject Shares (other than as provided herein) or (b) except for Permitted Transfers (which Transfers are not restricted hereby), Transfer (or enter into any agreement, option or other arrangement with respect to the Transfer of) all or any part of its Subject Shares if, after giving effect to such Transfer or agreement, option or other arrangement, the aggregate number of Subject Shares Transferred by the Stockholders (or covered by such agreements, options or other arrangements entered into by the Stockholders) between the date hereof and the Termination Time, when added to the Uncovered Shares, exceeds 3,400,000 (but

Subject Shares converted into shares of Regis Common Stock pursuant to the Merger Agreement and Subject Shares Transferred in Permitted Transfers are not counted as Subject Shares Transferred for this purpose).  For purposes hereof, (i) “Transfer” means to directly or indirectly:  sell, transfer, exchange, pledge, hypothecate, encumber, assign or otherwise dispose of (including by gift), (ii) “Constructively Owned” means owned actually or constructively pursuant to Treasury Regulation § 1.355-7(h)(8), (iii) “Code” means the Internal Revenue Code of 1986, as amended, (iv) “Permitted Transfer” means any Transfer of Subject Shares to the extent that such Transfer (A) results from the death of any individual or (B) is not treated as an acquisition for purposes of Code Section 355(e) (i.e., that there will be no decrease in percentage ownership of any “controlling shareholder” or “ten-percent shareholder” within the meaning of Treasury Regulation §1.355-7(h)(3) and -7(h)(14), respectively), (v) “Foundations” means the Howard and Carol Bernick Family Foundation and the Lavin Family Foundation, and (vi) “Uncovered Shares” means the aggregate number of shares of Alberto-Culver Common Stock Constructively Owned, as of the date hereof, by the Foundations and any Person whose ownership of Alberto-Culver Common Stock is attributable to any Stockholder pursuant to Treasury Regulation §§ 1.355-7(h)(8) or -7(h)(14) ; provided, however, that (A) Uncovered Shares shall not include the Subject Shares as of the date hereof, (B) Uncovered Shares shall not include shares of Alberto-Culver Common Stock actually owned by Howard B. Bernick, to the extent that Howard B. Bernick does not actually own more than 600,000 shares of Alberto-Culver Common Stock, and (C) with respect to any Person who agrees to become bound by the provisions (including, without limitation, all Transfer restrictions) of this Section 1.02(b) following the date hereof, Uncovered Shares shall be reduced by (1) the number of Uncovered Shares that were owned beneficially or of record by such Person on the date hereof and that are owned beneficially or of record on the date such Person agrees to become so bound (which Person shall thereupon be considered a Stockholder for purposes of this Section 1.02(b) only and which shares shall thereupon be considered Subject Shares for purposes of this Section 1.02(b) only) and (2) the number of Uncovered Shares Transferred by such Person to a Stockholder on or after the date hereof and prior to the date such Person agrees to become so bound if the Transfer of such shares would have been a Permitted Transfer had such shares been Subject Shares.  Upon entering into any Transfer of its Subject Shares, the applicable Stockholder shall give Regis substantially concurrent written notice of such Transfer (and all reasonably relevant details, including the identity of the transferee, if known).

Section 1.03           No Restraint on Officer or Director Action; Etc.  Notwithstanding anything to the contrary herein, Regis hereby acknowledges and agrees that no provision in this Agreement shall limit or otherwise restrict any Stockholder or any other Person (including any trustee, officer, director, member, manager or partner of any Stockholder) with respect to any act or omission that such Stockholder or such other Person may undertake or authorize in his or her capacity as a director, officer, trustee or other fiduciary of Alberto-Culver, any Subsidiary thereof or any foundation or employee benefit plan (other than a Stockholder), including any vote that such individual may make as a director of Alberto-Culver with respect to any matter presented to the Board of Directors of Alberto-Culver.  The agreements set forth herein shall in no way restrict any such director, officer, trustee or other fiduciary in the exercise of his or her duties as a director, officer, trustee or other fiduciary of Alberto-Culver, any Subsidiary thereof or any foundation or employee benefit plan (other than a Stockholder).  Each Stockholder has executed this Agreement solely in its capacity as the record and/or beneficial owner of its Subject Shares and no action taken by such Stockholder or any other Person in his or her capacity as a director, officer, trustee or other fiduciary of Alberto-Culver, any Subsidiary thereof or any foundation or employee benefit plan (other than a Stockholder) shall be deemed to constitute a breach of any provision of this Agreement.

Section 1.04           Confirmation of Voting.  Each Stockholder shall deliver a written notice to Regis confirming that it has voted or caused to be voted all of its Subject Shares in accordance with Section 1.01 at each of the following times:  (i) no later than 5:00 pm, Eastern time, on the day that is two Business Days prior to the date of the Alberto-Culver Stockholders Meeting and (ii) no later than 2 hours prior to the commencement of the Alberto-Culver Stockholders Meeting (but nothing contained in this Section 1.04 shall eliminate or limit the right of such Stockholder to rescind or change its vote if such action is consistent with such Stockholder’s obligations under the other Sections of this Agreement).

ARTICLE II

Representations and Warranties of the Stockholders.

Each Stockholder hereby represents and warrants to Regis that as of the date hereof:

Section 2.01           Organization; Authority; Execution and Delivery, Enforceability.    Such Stockholder, if it is not an individual, is duly organized or formed, validly existing and (if applicable) in good standing under the laws of the jurisdiction in which it is organized or formed. Such Stockholder (a) if it is not an individual, has all requisite power and authority, and (b) if he or she is an individual, has the legal capacity, in each case to execute and deliver this Agreement and to consummate the transactions contemplated hereby to be consummated by such Stockholder.  If such Stockholder is not an individual, the execution and delivery by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby to be consummated by such Stockholder have been duly authorized by all necessary action on the part of such Stockholder.  Such Stockholder has duly executed and delivered this Agreement, and this Agreement constitutes such Stockholder’s legal, valid and binding obligation, enforceable against him, her or it in accordance with its terms.  If such Stockholder is married and the Subject Shares of such Stockholder constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding with respect to such Subject Shares, the consent of such Stockholder’s spouse has been obtained and this Agreement is legal, valid and binding with respect to such Subject Shares.  If such Stockholder is a trust, no consent of any beneficiary is required for the execution and delivery by such Stockholder of this Agreement or the consummation of the transactions contemplated hereby to be consummated by such Stockholder.

Section 2.02           No Conflicts.    The execution and delivery by such Stockholder of this Agreement do not, and the consummation by such Stockholder of the transactions contemplated hereby to be consummated by such Stockholder will not, conflict with, or result in any Violation under, any provision of (a) the charter or organizational documents of such Stockholder, if it is not an individual, (b) any Contract to which such Stockholder is a party or by which any of its respective properties or assets is bound or (c) any Applicable Laws applicable to such Stockholder or its respective properties or assets.

Section 2.03           Ownership of Shares.  (a) The Stockholders are the beneficial owners and the owners of record of the Subject Shares, free and clear of any Lien, (b) the Stockholders do not own, beneficially or of record, any shares of capital stock of Alberto-Culver or securities convertible into or exchangeable for shares of capital stock of Alberto-Culver, other than the Subject Shares, (c) the Stockholders have the sole right and power to vote and dispose of the Subject Shares, (d) there are no Contracts or arrangements of any kind, contingent or otherwise, obligating Stockholders to Transfer, or cause to be Transferred, any of the Subject Shares and no Person has any contractual or other right or obligation to purchase or otherwise acquire any Subject Shares, in either case other than pursuant to the trust instruments of Stockholders that are trusts, and (e) none of the Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of any of such Subject Shares, except for this Agreement and the organizational documents or trust instruments of the Stockholders.

Section 2.04           Reliance.  Such Stockholder understands and acknowledges that Regis is entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement.

ARTICLE III

Assignment; Third Party Beneficiaries.

Section 3.01           Assignment; Third Party Beneficiaries.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by Regis (whether by operation of Applicable Law or otherwise) without the prior written consent of the other parties.  In the event that any Stockholder Transfers any Subject Shares in accordance with the provisions of Section 1.02, neither such Stockholder nor the Transferee shall be bound by this Agreement with respect to the Shares Transferred and the Shares Transferred shall no longer be Subject Shares; provided, however, that if any Subject Shares are Transferred by a Stockholder in a Permitted Transfer, the Transferee will be bound by the terms of this Agreement as are applicable to a Stockholder, such Subject Shares shall remain Subject Shares and such Transferring Stockholder will obtain, prior to such Transfer, the written agreement of such Affiliate to be bound by the terms of this Agreement with respect to such Subject Shares.  Subject to the preceding sentences of this Section 3.01, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.  This Agreement (including the documents and instruments referred to herein) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

ARTICLE IV

Termination.

Section 4.01           Termination.  This Agreement shall terminate, without further liability or obligation of any party, including liability for damages, upon the first to occur of (a) the Effective Time and (b) the termination of the Merger Agreement (the time at which the first of such times/events occurs, the “Termination Time”).  Notwithstanding the foregoing, the provisions of Section 5.02 shall survive termination and no party shall be relieved of liability for breach by it hereunder prior to the Termination Time.

ARTICLE V

General Provisions.

Section 5.01           Amendments to this Agreement; Amendments to the Merger Agreement.  No amendment, modification, termination, or waiver of any provision of this Agreement, and no consent to any departure by a Stockholder or Regis from any provision of this Agreement, shall be effective unless it shall be in writing and signed and delivered by the Stockholders and Regis, and any waiver shall be effective only in the specific instance and for the specific purpose for which it is given.  Notwithstanding anything to the contrary in this Agreement, the Stockholders will not be required to comply with Sections 1.01 or 1.02 of this Agreement if the Merger Agreement is amended (or a provision or condition of the Merger Agreement is waived) without the prior written consent of the Stockholders and such amendment or waiver (a) decreases the Exchange Ratio or (b) alters or modifies, or waives compliance with a covenant or condition contained in, Section 7.2, 7.21 or 8.3(d) of the Merger Agreement and has an adverse effect on the Stockholders.

Section 5.02           Disclosure.  Each Stockholder hereby consents to disclosure in the Joint Proxy Statement/Prospectus and in any Schedule 13D (or other filing required under the Securities Act or the Exchange Act) relating to this Agreement filed by Regis (including, in each case, all documents and schedules filed with the SEC) of a general description of the Stockholders (but not the specific names or identity thereof unless required by Applicable Law, the NYSE or the SEC), the aggregate ownership of the Subject Shares (but not the ownership on a per Stockholder basis unless required by Applicable Law, the NYSE or the SEC) and the nature of the commitments, arrangements and understandings pursuant to this Agreement and the Shareholders Agreement; provided, that, in advance of any such disclosure, Carol L. Bernick (“CLB”), acting on behalf of the Stockholders, shall be afforded a reasonable opportunity to review and approve (not to be unreasonably withheld, conditioned or delayed) such disclosure.  Except as otherwise required by Applicable Law, the NYSE or the SEC, Regis will not make any other disclosures regarding the Stockholders in any press release or otherwise without the prior written approval of CLB, acting on behalf of the Stockholders (such approval not to be unreasonably withheld, conditioned or delayed); provided, that, in advance of any such disclosure, CLB, acting on behalf of the Stockholders, shall be afforded a reasonable opportunity to review and approve (not to be unreasonably withheld, conditioned or delayed) such disclosure.  Notwithstanding the foregoing, it will not be unreasonable if CLB objects to disclosure of the specific names or identity of the Stockholders or the ownership of the Subject Shares on a per Stockholder basis unless such disclosure is required by Applicable Law, the NYSE or the SEC.

Section 5.03           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) upon confirmation of receipt if delivered by telecopy or telefacsimile, (c) on the next Business Day following the date of dispatch if delivered by a recognized next-day courier service or (d) on the date of receipt if delivered by registered or certified mail, return receipt requested, postage prepaid to Regis in accordance with Section 10.2 of the Merger Agreement and to the

Stockholders at c/o Carol L. Bernick, 909 Ashland Avenue, River Forest, Illinois 60305 with a copy to: Neal Gerber & Eisenberg LLP, Two North LaSalle Street, Suite 2200, Chicago, Illinois 60602, Attention:  Marshall E. Eisenberg, Facsimile No.: 312-269-1747.

Section 5.04           Interpretation.  When a reference is made in this Agreement to Sections or Articles, such reference shall be to a Section or Article of this Agreement unless otherwise indicated.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Wherever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

Section 5.05           Waivers.  Except as otherwise specifically provided in this Agreement, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement.  The waiver by any party hereto of a breach of any provision contained in this Agreement shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision contained in this Agreement.

Section 5.06           Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

Section 5.07           No Survival.  None of the representations, warranties or covenants in this Agreement or in any other document delivered pursuant to this Agreement shall survive the date this Agreement is terminated pursuant to Article V (except that the provisions of Section 5.02 shall survive termination).

Section 5.08           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to the conflicts of law principles thereof).

Section 5.09           Submission to Jurisdiction; Waivers.  (a) Each of parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement, the transactions contemplated hereby, any provision hereof, the breach, performance, validity or invalidity hereof or for recognition and enforcement of any judgment in respect hereof brought by another party hereto or its successors or permitted assigns may be brought and determined in any federal or state court located in the State of Delaware, and each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts.

(b)           Each of parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, the transactions contemplated hereby, any provision hereof or the breach, performance, enforcement, validity or invalidity hereof, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by Applicable Laws, that (A) the suit, action or proceeding in any such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper and (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.  EACH PARTY HERETO FURTHER ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO IT THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (d) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.09.

Section 5.10           Enforcement.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms.  It is accordingly agreed that the parties hereto shall be entitled to pursue specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 5.11           Entire Agreement.  This Agreement embodies the entire agreement and understanding of the Stockholders and Regis, and supersedes all prior agreements or understandings, with respect to the subject matter of this Agreement.

Section 5.12           Fees and Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such expenses.

Section 5.13           Counterparts; Facsimile.  This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.  This Agreement may be executed by facsimile signatures of the parties hereto.

Section 5.14           Trustee Exculpation.  When this Agreement is executed by the trustee of any trust, such execution is by the trustee, not individually but solely as trustee in the exercise of and under the power and authority conferred upon and invested in such trustee, and it is expressly understood and agreed that nothing herein contained shall be construed as creating any liability on any such trustee personally to pay any amounts required to be paid hereunder, or to perform any covenant, either express or implied, contained herein, all such liability, if any, being expressly waived by the parties hereto by their execution hereof.  Any liability hereunder of any Stockholder which is a trust shall be only that of such trust to the full extent of its trust estate and shall not be a personal liability of any trustee, grantor or beneficiary thereof.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties as of the date hereinabove written.

REGIS CORPORATION

By:	/s/ Paul D. Finkelstein
Name: Paul D. Finkelstein
Title: President, Chief Executive Officer, and
Chairman of the Board

STOCKHOLDERS:

1947 LIMITED PARTNERSHIP

By:	Carol L. Bernick Revocable Trust II, its
General Partner
	By:	/s/ Carol L. Bernick
Carol L. Bernick, Trustee

2004 CLB GRANTOR ANNUITY TRUST I U/A/D 1/9/04

By:	/s/ Carol L. Bernick
Carol L. Bernick, Trustee

2004 CLB GRANTOR ANNUITY TRUST II U/A/D 1/9/04

By:	/s/ Carol L. Bernick
Carol L. Bernick, Trustee

2005 CLB GRANTOR ANNUITY TRUST I U/A/D 1/10/05

By:	/s/ Carol L. Bernick
Carol L. Bernick, Trustee

2005 CLB GRANTOR ANNUITY TRUST II U/A/D 1/10/05

By:	/s/ Carol L. Bernick
Carol L. Bernick, Trustee

2005 CLB GRANTOR ANNUITY TRUST I U/A/D 4/28/05

By:	/s/ Carol L. Bernick
Carol L. Bernick, Trustee

2005 CLB GRANTOR ANNUITY TRUST II U/A/D 4/28/05

By:	/s/ Carol L. Bernick
Carol L. Bernick, Trustee

BERNICE E. LAVIN TRUST U/A/D 12/18/87

By:	/s/ Leonard H. Lavin
Leonard H. Lavin, Trustee

By:	/s/ Carol L. Bernick
Carol L. Bernick, Trustee

CAROL L. BERNICK AND CHILDREN GRAT TRUST U/A/D 9/18/01

By:	/s/ Carol L. Bernick
Carol L. Bernick, Trustee

CAROL L. BERNICK INVESTMENT TRUST U/A/D 7/7/97

By:	/s/ Howard B. Bernick
Howard B. Bernick, Trustee

By:	/s/ Marshall E. Eisenberg
Marshall E. Eisenberg, Trustee

CAROL L. BERNICK REVOCABLE TRUST II U/A/D 4/17/02

By:	/s/ Carol L. Bernick
Carol L. Bernick, Trustee

CAROL L. BERNICK REVOCABLE TRUST U/A/D 4/23/93

By:	/s/ Carol L. Bernick
Carol L. Bernick, Trustee

CLB GRAT TRUST U/A/D 9/15/93
By:	/s/ Carol L. Bernick
Carol L. Bernick, Trustee

CRAIG BERNICK PROPERTY TRUST U/A/D 3/7/99

By:	/s/ Carol L. Bernick
Carol L. Bernick, Trustee

CRAIG LAVIN BERNICK TRUST U/A/D 11/14/89

By:	/s/ Carol L. Bernick
Carol L. Bernick, Trustee

ELIZABETH BERNICK PROPERTY TRUST U/A/D 3/25/03

By:	/s/ Carol L. Bernick
Carol L. Bernick, Trustee

ELIZABETH CLAIRE BERNICK EXEMPT TRUST U/A/D 4/25/95

By:	/s/ Carol L. Bernick
Carol L. Bernick, Trustee

ELIZABETH CLAIRE BERNICK TRUST U/A/D 11/14/89

By:	/s/ Carol L. Bernick
Carol L. Bernick, Trustee

KSL PROPERTY TRUST II U/A/D 10/31/98

By:	/s/ Carol L. Bernick
Carol L. Bernick, Trustee

LEONARD H. LAVIN TRUST U/A/D 10/20/72 FBO CAROL MARIE LAVIN

By:	/s/ Carol L. Bernick
Carol L. Bernick, Trustee

LEONARD H. LAVIN TRUST U/A/D 12/18/87

By:	/s/ Leonard H. Lavin
Leonard H. Lavin, Trustee

By:	/s/ Carol L. Bernick
Carol L. Bernick, Trustee

PETER ANDREW BERNICK EXEMPT TRUST U/A/D 4/25/95

By:	/s/ Carol L. Bernick
Carol L. Bernick, Trustee

PETER ANDREW BERNICK TRUST U/A/D 11/14/89

By:	/s/ Carol L. Bernick
Carol L. Bernick, Trustee

PETER BERNICK PROPERTY TRUST U/A/D 3/21/00

By:	/s/ Carol L. Bernick
Carol L. Bernick, Trustee

PRESTON JAY LAVIN TRUST U/A/D 11/14/89

By:	/s/ Carol L. Bernick
Carol L. Bernick, Trustee

EXHIBIT A

BENEFICIAL AND RECORD OWNERSHIP OF
ALBERTO-CULVER COMMON STOCK SHARES

11,359,788 shares of Alberto-Culver Common Stock